EXHIBIT 10.4
                                                                    ------------

                                    FORM OF

                        ADMINISTRATIVE SERVICES AGREEMENT


      This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of this ___ day of ____________, 2002, between CASUAL MALE RETAIL GROUP, INC., a Delaware corporation ("CMRG"), and LP INNOVATIONS, INC., a Nevada corporation ("LPI").

      WHEREAS, CMRG owns 100% of the outstanding common stock of LPI prior to the spin-off (the "Spin-Off") of LPI to stockholders of CMRG;

      WHEREAS, CMRG will no longer own any of the outstanding common stock of LPI after consummation of the Spin-Off; and

      WHEREAS, CMRG has heretofore directly or indirectly provided certain administrative, operational, financial, management and other services to LPI; and

      WHEREAS, LPI has an ongoing and continuing need for such services after the Spin-Off; and

      WHEREAS, CMRG proposes to provide various services to LPI, including, but not limited to, accounting, payroll and finance, computer/MIS, telecommunications, legal, administrative support, human resources, employee benefits and related services, as more particularly described on Schedule 1 attached hereto (the "Services"); and

      WHEREAS, LPI desires that CMRG provide and CMRG desires to provide to LPI the Services upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby expressly acknowledged, CMRG and LPI, for themselves, their successors and assigns, hereby agree as follows:

1. TERM/TERMINATION. The term of this Agreement shall begin as of the date of the Spin-Off (the "Effective Date") and, unless sooner terminated in accordance with subsections (a), (b) or (c) hereof or any other provision of this Agreement, shall continue for a period of one (1) year thereafter (the "Initial Term"). Following the Initial Term, this Agreement will automatically renew for succeeding one (1) year terms unless either party provides the other with written notice of its intent not to renew at least thirty (30) days prior to expiration of the Initial Term or the then current renewal term, as applicable. Notwithstanding the foregoing, this Agreement may be terminated at any time in the following circumstances:

      (a) LPI, in its sole and absolute discretion, may at any time cancel this Agreement upon thirty (30) days prior written notice to CMRG;

      (b) If either party commits a material breach of this Agreement, and such material breach is either not curable or is curable but remains uncured for thirty (30) days after written notice of such material breach is delivered to the breaching party, then the non-breaching party may immediately terminate this Agreement by
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            providing the breaching party with written notice of such
            termination. The right of termination provided in this subsection 1(b) is not exclusive of any remedies to which either party may otherwise be entitled at law or in equity in the event of a breach of this Agreement.

      (c) In the event that either party hereto (i) becomes insolvent or shall cease to pay its debts when due; or (ii) is found bankrupt by any judicial, administrative or other appropriate agency having jurisdiction, whether voluntary or involuntary, and such insolvency is not corrected or such bankruptcy declaration is not vacated within thirty (30) days, then the other party shall have the right to immediately terminate this Agreement by providing the bankrupt/insolvent party written notice of such termination.

2. ENGAGEMENT. LPI hereby engages CMRG as an independent contractor to perform the Services, and CMRG accepts such engagement.

3.    COMPENSATION.

      (a) In consideration for the Services, during the term of this Agreement, LPI shall pay CMRG an aggregate fee of $25,000 per month (the "Monthly Services Fee") plus actual out-of-pocket expenses ("Out-of-Pocket Expenses") incurred by CMRG in connection with providing the Services, such Out-of-Pocket Expenses as shall be separately stated. Each statement for Out-of-Pocket Expenses shall set forth a reasonable explanation of the Out-of-Pocket Expenses incurred during such month and, if requested by LPI, supporting documentation in reasonable detail. LPI will pay (i) the Monthly Services Fee in full at the beginning of each month, no later than the 1st day of the month and (ii) the amount of each statement for Out-of-Pocket Expenses within thirty (30) days from the date of the statement. Each party shall be responsible for paying all taxes, if any, imposed upon it by applicable law in connection with this Agreement.

      (b) There shall be no other charge for the Services rendered to LPI hereunder, except as provided herein. In the event that CMRG, at the request of LPI, provides additional or special services beyond the Services ("Additional Services"), CMRG shall be entitled to compensation for such Additional Services based upon a compensation plan agreed to by the parties. CMRG shall invoice LPI for the Additional Services upon completion or as the parties may otherwise agree. Payment is due within thirty (30) days from the date of the invoice.

      (c) CMRG agrees that from time to time, it shall review the Monthly Service Fee in respect of the level of services that CMRG is providing to LPI, and shall make a good faith determination of whether an adjustment to such fee is appropriate; such adjustment to be mutually agreed upon by the parties.

4. CONFIDENTIAL INFORMATION. CMRG acknowledges that the information, observations and data relating to the business of LPI and the Services performed hereunder ("Confidential Information") are the property of LPI, regardless of how, when or in what

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capacity CMRG obtained any such Confidential Information, and shall use such
Confidential Information only for the purposes set forth in this Agreement, and shall not knowingly disclose such Confidential Information to any other person, firm, or corporation without the prior written consent of LPI, unless and to the extent that such Confidential Information: (i) shall have otherwise become publicly available other than as the result of a disclosure by CMRG in breach hereof, (ii) becomes available to CMRG on a nonconfidential basis from a source other than LPI which CMRG believes is not prohibited from disclosing such information to CMRG by obligation to LPI, (iv) is known by CMRG prior to its receipt from LPI without any obligation of confidentiality with respect thereto, or (v) is developed by CMRG independently of any disclosures made by LPI to CMRG of such information. The parties agree that the covenant described above regarding Confidential Information shall survive the termination of this Agreement for a period of five (5) years.

5. WARRANTY. As an inducement for LPI to enter into this Agreement, CMRG represents and warrants to LPI that all Services to be performed hereunder shall be performed by qualified personnel in a professional and workmanlike manner consistent with the past practices of the employees performing such Services and shall generally be of no lesser quality than similar Services which CMRG provides to itself. IT IS UNDERSTOOD AND AGREED THAT CM SHALL NOT BE OBLIGATED TO PROVIDE A GREATER LEVEL OF SERVICE THAN CMRG PROVIDES AS OF DATE HEREOF. CMRG MAKES NO OTHER WARRANTY OR REPRESENTATION WITH RESPECT TO THE SERVICES, WHETHER STATUTORY, EXPRESS OR IMPLIED. THE SOLE LIABILITY OF CMRG ARISING OUT OF OR RELATING TO THE SERVICES SHALL BE LIMITED TO COMPLETING OR REPERFORMING SUCH SERVICES AT CMRG'S EXPENSE; PROVIDED, THAT ANY CLAIM THEREFOR IS REPORTED TO CMRG WITHIN 90 DAYS FOLLOWING THE DATE ON WHICH SUCH SERVICES WERE PROVIDED. IN THE EVENT CMRG IS UNABLE TO REPERFORM ANY SERVICES FOR WHICH A CLAIM IS MADE UNDER THIS WARRANTY PRIOR TO THE EXPIRATION OF SUCH 90 DAY PERIOD, CMRG SHALL USE ITS REASONABLE BEST EFFORTS TO PURSUE SUCH REMEDY TO COMPLETION FOLLOWING SUCH PERIOD. THE FOREGOING REMEDY SHALL BE THE SOLE REMEDY AVAILABLE TO LPI FOR ANY FAILURE OF CMRG TO COMPLY WITH ITS WARRANTY OBLIGATIONS. IN NO EVENT SHALL CMRG BE LIABLE FOR ANY DAMAGES (INCLUDING CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES), WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR ANY OTHER LEGAL THEORY UNDER ANY WARRANTY OR OTHERWISE ARISING OUT OF OR RELATING TO THE SERVICES. The parties acknowledge and agree that due to the circumstances from which this Agreement arises, the rights and remedies set forth herein adequately protect each party's interests. The provisions of this Section shall survive the termination or cancellation of this Agreement for any reason.

6. INSPECTION. Subject to CMRG's reasonable confidentiality requirements, CMRG agrees that LPI shall have the right to enter CMRG's facilities at reasonable times to inspect the facilities, the performance of the Services and any property of LPI covered by this Agreement.

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7.    AUDIT RIGHTS. LPI shall have the right to inspect and audit CMRG's records as they relate to Services performed by CMRG hereunder for which LPI is making payment to CMRG. The rights provided in this Section 7 and Section 6 above shall, however, only be exercised by LPI (i) during CMRG's normal business hours and only following reasonable prior notice (two (2) business days prior notice being presumptively reasonable) and (ii) with regard to the specific Services for which LPI is making payment to CMRG.

8. INDEMNIFICATION. If CMRG performs any work on LPI's premises or utilizes the property of LPI, whether on or off LPI's premises, CMRG shall indemnify and hold LPI harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, expert fees and costs of litigation for damages to the property of or injuries (including death) to LPI, its employees or any other person arising from or in connection with CMRG's performance of work or use of LPI's property except if such liability, claim, or demand arises solely out of the negligence of LPI. To the extent permitted by law, CMRG hereby knowingly, intentionally and voluntarily agrees to waive any immunity from suit which it may enjoy under applicable worker's compensation laws or the constitution of any state or otherwise, to the extent necessary to permit LPI to be fully indemnified and held harmless hereunder. CMRG further agrees that LPI shall not be liable for and hereby knowingly, intentionally and voluntarily releases LPI from all liability to CMRG's insurance carrier or carriers or to anyone claiming under or through CMRG by reason of subrogation or otherwise. This Section 8 shall survive termination of this Agreement for any reason whatsoever.

9. NON-SOLICITATION. LPI agrees during the term of this Agreement and for the period of one (1) year thereafter, regardless of the reason for the expiration or termination of this Agreement, LPI will not hire or engage in any manner (or assist any company or business organization with whom CMRG is affiliated or which is directly or indirectly controlled by CMRG to hire or engage in any manner) any person who is or was employed by CMRG at any time during the term of this Agreement or any person who is or was an agent, representative, subcontractor, contractor or consultant of CMRG at any time during the term of this Agreement.

10.   FORCE MAJEURE.

      (a) Neither party will be responsible for any failure or delay in the performance of all or any part of this Agreement caused by acts of God and nature, intervention of government, war or threat of war, conditions similar to war, acts of terrorism, sanctions, blockades, embargoes, strikes, lockouts or other similar causes or circumstances which cannot reasonably be prevented by the party whose performance is delayed. However, the party so affected shall promptly give written notice to the other party whenever such contingency or other act becomes reasonably foreseeable, and shall use commercially reasonable efforts to overcome the effects of the contingency as promptly as possible, and shall promptly give written notice to the other party of the cessation of such contingency. Neither party, however, shall be required to resolve a strike, lockout or other labor problem in a manner which it alone in its sole discretion does not deem reasonably proper and advisable.

      (b) Non-performance by a party due to an event listed in Section 10(a) above, for a period of thirty (30) or more consecutive days, shall entitle the other party, in

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            addition to any other rights and remedies it may have hereunder or by law, to terminate this Agreement upon written notice to the non-performing party.

11. ARBITRATION. Any dispute or controversy between the parties arising out of or relating to this Agreement including, without limitation, a dispute or controversy relating to the construction of any provision or the validity or enforceability of any term or condition (including this provision), or of the entire Agreement, or any claim that all or any part of this Agreement (including this provision) is void or voidable, shall be submitted to arbitration before a three arbitrator panel in accordance with the Commercial Rules of the American Arbitration Association then in effect. Any arbitration under this provision shall be conducted in the Commonwealth of Massachusetts. Each party shall bear its own costs and expenses in any such proceeding. The decision of the arbitrators shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. To the fullest extent permitted by law, each of the parties irrevocably submit to the jurisdiction of such forum and waive any objection it may have to either the jurisdiction or the venue of such forum.

12. COMPLIANCE WITH LAWS. Both parties shall comply with all federal, state and local laws, statutes, rules, regulations and ordinances in any way related to this Agreement.

13. TRADEMARKS. No right or license to any name, trade name, trademark or service mark or other identity owned by either of the parties hereto shall be deemed to be granted to the other by any provision hereof or construed from the performance of this Agreement by either party.

14. FURTHER ASSURANCES. Each of the parties covenants and agrees to execute and deliver such additional instruments and other documents and shall take such reasonable further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement.

15. NON-ASSIGNMENT; SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of LPI and its successors and permitted assigns and shall be binding upon and shall inure to the benefit of the CMRG and its successors and permitted assigns. Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other party.

16. SEVERABILITY. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction or under any statute, regulation, ordinance, or other rule of law, such provision shall be deleted or modified, at the election of the parties, but only to the extent necessary to comply with such ruling, statute, regulation, ordinance or rule, and the remaining provisions of this Agreement shall remain in full force and effect.

17. NOTICES. Any notice, request, demand or other communication given under this Agreement shall be in writing and shall be deemed sufficiently given either: (i) upon the date received by the intended recipient if delivered by hand, overnight courier, or via facsimile, provided confirmation of receipt is retained; or (ii) three (3) days following the date deposited in the United States Mail, certified with return receipt requested, postage prepaid, in either case addressed to the recipient as follows or at such other address as may be provided by the recipient for the receipt of notices:

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            If to CMRG:       Casual Male Retail Group, Inc.
                              555 Turnpike Street
                              Canton, Massachusetts  02021
                              Attn:  Dennis R. Hernreich, Exec. VP, CFO
                              Fax: 781-828-3221

                              With a copy to:  General Counsel

            If to LPI:        LP Innovations, Inc.
                              330 Turnpike Street
                              Canton, Massachusetts  02021
                              Attn:  Chief Financial Officer
                              Fax: _______________________

18. RELATIONSHIP OF PARTIES. The relationship of the parties is solely that of seller and purchaser. Nothing contained in this Agreement shall be construed as constituting CMRG or LPI as the franchiser, franchisee, partner, broker, joint venturer or agent of the other. Each party is an independent contractor and neither has nor shall have any power, right or authorization to bind the other or to assume or create any obligations or responsibilities, express or implied, on behalf of the other or in the other's name.

19. CAPTIONS; INTERPRETATION. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms of this Agreement are the product of negotiation between the parties and are not to be construed as being drafted solely by one party, and no presumption is to arise therefrom in favor of either party.

20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument.

21. NO THIRD PARTY BENEFICIARIES. This Agreement is entered into solely between and may only be enforced by the parties hereto. This Agreement shall not be deemed to create any rights in any third parties, including any employees, vendors or independent contractors of CMRG, or to create any obligations of a party to any third parties.

22. ENTIRE AGREEMENT; NON-WAIVER. This Agreement sets forth the entire understanding of the parties hereto and constitutes the entire Agreement between the parties with respect to the matters contained herein, and supersedes all prior oral or written representations, proposals, correspondence, discussions, negotiations and agreements. No change, modification, waiver, agreement or understanding, oral or written, in any way purporting to waive or modify the terms hereof shall be binding on either party hereto unless contained in a written document expressly described as an amendment to, waiver of or extension of this Agreement and unless such document is duly executed by both parties. A waiver by either party of any breach or failure to enforce any term or condition of this Agreement shall not in any way affect, limit or waive such party's right at any time to enforce strict compliance with that or any other term or condition of this Agreement.

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23.   CHOICE OF LAW. This Agreement shall be construed according to the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions or any other provision of the Commonwealth of Massachusetts law that would require or permit the application of the substantive law of any other jurisdiction to govern this Agreement.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                    CASUAL MALE RETAIL GROUP, INC.

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________




                                    LP INNOVATIONS, INC.

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

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                                                                      SCHEDULE 1
                                                                      ----------


                             ADMINISTRATIVE SERVICES


The following services are included in the Services:

(a) accounting, bookkeeping, internal auditing, and payroll services, including advice related thereto, such services and advice to be provided by, or under the supervision of, CMRG's internal accounting, auditing and payroll staff;

(b) providing or supervising the provision of legal advice and services, including, but not limited to, assistance with respect to claims that become or may become the subject of litigation, supervising the preparation and review of documents involving loans, financing transactions, employment and employee benefits matters, real estate matters, contractual documents, documents relating to any applicable reporting requirements promulgated by any federal, state, local or foreign government or other governmental authority, instrumentality or subdivision thereof, consultation related to legal and administrative proceedings, and consultation related to compliance with applicable laws and regulations; provided, that all lawyers providing legal services to LPI shall do so as counsel to LPI;

(c) providing or supervising the performance of accounting advice and services relating to any income, real estate, sales, use, personal property or other tax, including, but not limited to, the preparation or supervising the preparation of any tax returns or other documents required or which may be filed with any federal, state, local or foreign government or other governmental authority, instrumentality or subdivision thereof;

(d) assistance in organizational matters, assistance in preparation of financial reports related to the operation of LPI, employee compensation, incentive and retirement plans;

(e) human resources and personnel advice and services, including, but not limited to, providing or supervising the performance of the administration of employee insurance plans, retirement plans, and other employee benefit plans so long as same are substantially similar to those which are provided by CMRG to its own employees;

(f) management information and data processing services, including, but not limited to, providing or supervising software and hardware selection and maintenance.